UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2014

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Facility Agreement

On February 24, 2014 (the “Effective Date”), Infinity Pharmaceuticals, Inc. (the “Company”) entered into a Facility Agreement (the “Facility Agreement”) with affiliates of Deerfield Management Company, L.P. (“Deerfield”), pursuant to which Deerfield agreed to loan to the Company up to $100,000,000, subject to the terms and conditions set forth in the Facility Agreement (the “Financing”). Under the Facility Agreement, the Company may draw down on the facility in $25,000,000 increments at any time during the 12 months following the Effective Date. The Company’s ability to draw down under the Facility Agreement is subject to various customary conditions, including the entry into a Guaranty and Security Agreement (the “Guaranty”) with Deerfield and Infinity Discovery, Inc., a wholly-owned subsidiary of the Company (“IDI”), pursuant to which, as security for the repayment of the Company’s obligations under the Facility Agreement, IDI will guaranty all of the obligations of the Company under the Facility Agreement and, to secure the obligations under the Facility Agreement and the Guaranty, both the Company and IDI will grant to Deerfield a security interest in substantially all of their assets including intellectual property.

Any amounts drawn under the Facility Agreement accrue interest at a rate of 7.95% per annum, payable quarterly in arrears beginning on June 1, 2014, provided that, during the first five interest payment dates of any draw under the Facility Agreement, the Company may elect to pay all or a portion of such accrued interest by adding it to the principal amount outstanding. All such accrued interest will, regardless of which draw it applies to, be payable on the last business day of the sixth calendar quarter following the date of the first draw. The Company has the right to terminate the Facility Agreement and/or to prepay amounts owed under the Facility Agreement at any time, provided that, to the extent that any amount was drawn less than three years before such early termination or prepayment, the Company will be required to pay an additional amount equal to three years of interest less the amount of interest previously paid. The Company will be required to repay Deerfield one-third of the total principal amount drawn under the Facility Agreement on each of the third, fourth and fifth anniversaries of the first draw, however the final payment must be made by December 15, 2019. On February 27, 2015, or upon the earlier termination or acceleration of the facility, the Company is required to pay a fee equal to 3% of the then undrawn portion of the $100,000,000 commitment.

Deerfield will have the right to accelerate payment of the facility in the event that the Company consummates a major transaction, which is generally defined as a change in control, a sale of all or substantially all of the Company’s assets, a tender or exchange offer for the Company’s common stock, a liquidation, bankruptcy, insolvency, dissolution or wind up, a delisting and/or the common stock ceases to be registered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Any amounts drawn under the Facility Agreement may become immediately due and payable upon (i) customary events of default, as defined in the Facility Agreement, or (ii) the consumation of certain major transactions, in which case Deerfield would have the right to require the Company to repay 100% of the principal amount of the loan, plus any accrued and unpaid interest thereon, plus any applicable additional amounts relating to a prepayment or termination, as described above.

Principal and interest under the Facility may be paid in cash or freely tradable shares of common stock at the Company’s election, subject to specified conditions at any time of conversion.

The Facility Agreement contains various representations and warranties, and affirmative and negative covenants, customary for financings of this type, provided that the negative covenants are not applicable until the first draw under the Facility Agreement.

Warrants

In connection with the execution of the Facility Agreement, the Company issued to Deerfield warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $13.83 per share (the “Initial

Warrants”). As noted above, pursuant to the Facility Agreement, the Company has the right to request from Deerfield one or more cash disbursements in the minimum amount of $25,000,000 per disbursement, which disbursements shall be accompanied by the issuance to Deerfield of warrants to purchase an aggregate number of shares of common stock equal to (A) a quotient derived by dividing (x) the aggregate amount of such disbursement by (y) the volume weighted average closing price per share of the common stock during the 20 trading days following Deerfield’s receipt of the applicable draw notice (the “20-Day VWAP”) multiplied by (B) 50% (the “Draw Warrants”, and with the Initial Warrants, the “Warrants”). The exercise price of the Draw Warrants will be the applicable 20-Day VWAP for each disbursement. The number of shares of common stock into which a Warrant is exercisable and the exercise price of any Warrant will be adjusted to reflect any stock splits, recapitalizations or similar adjustments in the number of outstanding shares of common stock.

Each Warrant issued under the Facility Agreement expires on the seventh anniversary of its issuance. Subject to certain exceptions, the Warrants and the Facility Agreement contain certain limitations such that the Company may not issue shares of common stock to Deerfield pursuant to the Warrants or the Facility Agreement if such issuance would result in Deerfield beneficially owning in excess of 9.985% of the total number of shares of common stock of the Company then issued and outstanding.

The holder of a Warrant may exercise the Warrant either for cash or on a cashless basis. In connection with certain major transactions, the holder may have the option to receive, upon exercise of the Warrant in whole or in part, either cash or a number of shares of common stock equal to the Black-Scholes value of the Warrant, as defined in the Warrant.

Registration Rights Agreement

In connection with the Financing, the Company entered into a Registration Rights Agreement with Deerfield dated February 24, 2014 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a registration statement on Form S-3 with the SEC on or prior to 30 days from the Effective Date (the “Initial Registration Statement”), to register for resale the shares of common stock issuable upon the exercise of the Initial Warrants. Additionally, pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file one or more additional registration statements with the SEC to register for resale the shares of common stock issuable upon the exercise of the applicable Draw Warrants, on or prior to 30 days after issuance of each of the Draw Warrants.

The foregoing descriptions of the Facility Agreement, Warrants, and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each agreement, which we intend to file with the Securities and Exchange Commission as an exhibit to our Quarterly Report on Form 10-Q for the period ending March 31, 2014.

Item 2.02. Results of Operations and Financial Condition.

On February 25, 2014, the Company issued a press release announcing its results for the year ended December 31, 2013 and will conduct a previously-announced, publicly-available conference call to discuss those results. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 relating to the Facility Agreement and Guaranty is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

The Warrants described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act. The Facility Agreement contains representations to support the Company’s reasonable belief that Deerfield had access to information concerning its operations and financial condition, that Deerfield is acquiring the Warrants for its own account and not with a view to the distribution thereof, and that Deerfield is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is included in this report:

Exhibit No.	Description

99.1	Press Release dated February 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: February 25, 2014	By:	/s/ Lawrence E. Bloch
Lawrence E. Bloch, M.D., J.D.
EVP, Chief Financial Officer and Chief Business Officer